Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 27, 2026, relating to the financial statements of Permian Basin Royalty Trust, which appear in Permian Basin Royalty Trust’s Annual Report on Form 10-K/A filed on July 14, 2026.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas

July 28, 2026